As filed with the Securities and Exchange Commission on April 27, 2006
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	3511	20-1780492
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 1200 West Sam Houston Parkway, No. Houston, Texas 77043 (713) 467-2221	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard M. Anthony
Executive Vice President and
Chief Financial Officer
Paul Clark Drive
Olean, New York 14760
(716) 375-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward P. Tolley III, Esq.	James S. Scott Sr., Esq.
Simpson Thacher & Bartlett LLP	Shearman & Sterling LLP
425 Lexington Avenue	599 Lexington Avenue
New York, New York 10017-3954	New York, New York 10022-6069
Tel: (212) 455-2000	Tel: (212) 848-4000
Fax: (212) 455-2502	Fax: (212) 848-7679

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Share(3)	Price(1)	Registration Fee

Common Stock, par value $.01 per share	4,600,000 shares	$24.50	$112,700,000	$12,060.00

(1)	Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	The 4,600,000 shares of common stock being registered in this Registration Statement are in addition to the 23,000,000 shares of common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-131300).

(3)	Estimated solely for the purpose of calculations the registration fee under Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE
      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-131300) of Dresser-Rand Group Inc., which was declared effective by the Securities and Exchange Commission on April 27, 2006, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2006.

DRESSER-RAND GROUP INC.

By:	/s/ Randy D. Rinicella

Name: Randy D. Rinicella

Title:	Vice President, General Counsel

and Secretary
      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Vincent R. Volpe Jr.	President, Chief Executive Officer and Director	April 27, 2006

* Leonard M. Anthony	Executive Vice President and Chief Financial Officer	April 27, 2006

* Lonnie A. Arnett	Vice President, Controller and Chief Accounting Officer	April 27, 2006

* William E. Macaulay	Chairman of the Board of Directors	April 27, 2006

* Thomas J. Sikorski	Director	April 27, 2006

* Mark A. McComiskey	Director	April 27, 2006

* Kenneth W. Moore	Director	April 27, 2006

* Michael L. Underwood	Director	April 27, 2006

* Philip R. Roth	Director	April 27, 2006

* Louis A. Raspino	Director	April 27, 2006

* /s/ Randy D. Rinicella Randy D. Rinicella, Attorney-in-fact

EXHIBIT INDEX
      All exhibits filed with or incorporated by reference in Registration Statement No. 333-131300 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP
24*	Powers of Attorney

*	Previously filed in connection with the Registration Statement on Form S-1 (File No. 333-131300) and incorporated herein by reference.